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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 11, 2006

                           THE A CONSULTING TEAM, INC.
             (Exact name of registrant as specified in its charter)

         NEW YORK                        0-22945               13-3169913
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
         of Incorporation)            File Number)          Identification No.)


                 200 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10003
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (212) 979-8228

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01         NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED
                  LISTING RULE OR STANDARD; TRANSFER OF LISTING.

ITEM 3.01(b)

On July 11, 2006, The A Consulting Team, Inc. (the "Company"), a NASDAQ registrant, provided notice to NASDAQ that, effective July 3, 2006, Mr. Reuven Battat resigned from his position as a member of the Board of Directors of the Company (the "Board"). Mr. Battat had also served as a member of the Audit Committee of the Company's Board (the "Audit Committee").

As a result of Mr. Battat's resignation, the Audit Committee had only two (2) members and the Company was not in compliance with National Association of Securities Dealers ("NASD") Rule 4350(d)(2)(A) which states, among other things, that a NASDAQ registrant must have at least three (3) members serving on its audit committee, each of whom shall be independent under the applicable NASDAQ and Securities and Exchange Commission ("SEC") rules.

On July 11, 2006, the Board appointed Mr. Daniel L. Thomas, an independent director under the applicable NASDAQ and SEC rules, to fill the vacancy on the Audit Committee. During the period between Mr. Battat's resignation from the Board and the Audit Committee and Mr. Thomas' appointment to the Audit Company, the Company relied on the cure period provided for in NASD Rule 4350(d)(4)(B).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE A CONSULTING TEAM, INC.



                                          By: /s/ Salvatore M. Quadrino
                                              ----------------------------------
                                              Chief Financial Officer

         Date: July 13, 2006